UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

FINNOVATE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41012	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The White House, 20 Genesis Close, George Town Grand Cayman, Cayman Islands	KY1 1208
(Address of principal executive offices)	(Zip Code)

+86 131-2230-7009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one redeemable warrant	FNVTU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	FNVT	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	FNVTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2023, Finnovate Acquisition Corp., a special purpose acquisition company incorporated as a Cayman Islands exempted company (the “Company”), issued a promissory note (the “Note”) in the aggregate principal amount of up to $1,200,000 (the “Extension Funds”) to Sunorange Limited, the general partner of Finnovate Sponsor L.P., the Company’s sponsor (the “Sponsor”), pursuant to which the Extension Funds would be deposited into the Company’s trust account (the “Trust Account”) for each Class A ordinary share of the Company (“Public Share”) that was not redeemed in connection with the Company’s May 8, 2023 shareholder vote to approve an extension of the Company’s termination date from May 8, 2023 to May 8, 2024.

The principal amount of this Note may be drawn down in twelve equal amounts of $100,000, in order for the Company to deposit a pro rata portion of the Extension Funds into the Trust Account, which equates to $0.05 per remaining Public Share, for each calendar month (commencing on May 8, 2023 and on the 8th day of each subsequent month) until May 8, 2024, that is needed to complete an initial business combination (the “Business Combination”). As of May 8, 2023, the first three installments of the Extension Funds was deposited into the Trust Account.

The Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its Business Combination and (ii) the date that the winding up of the Company is effective. At the election of the Sponsor, up to $1,200,000 of the unpaid principal amount of the Note may be converted into warrants of the Company (the “Conversion Warrants”), each warrant being identical to the private placement warrants issued in the Company’s initial public offering at a conversion price of $1.00 per warrant. The Conversion Warrants are entitled to the registration rights set forth in the Note.

The foregoing descriptions are qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 19, 2023, the Company filed with the Securities and Exchange Commission and mailed to its shareholders the Company’s information statement on Schedule 14f-1 in connection with a change in majority control of the Company’s board of directors other than by a meeting of shareholders (the “14F”). The Company designated each of Chunyi (Charlie) Hao, Tiemei (Sarah) Li and Sanjay Prasad (the “New Directors”) to fill the vacancies to be left by departing directors Mitch Garber, Gustavo Schwed and Nadav Zohar (the “Outgoing Directors”), to be effective ten (10) days after the mailing of the 14F. On May 29, 2023, the resignation of the Outgoing Directors and appointment of the New Directors became effective.

On June 2, 2023, each of the New Directors (as defined below) along with Calvin Kung, Chief Executive Officer and Director, and Wang Chiu Wong, Chief Financial Officer and Director entered into a joinder (the “Joinder”) to that certain letter agreement, dated November 8, 2021, by and among the Company, the Sponsor, and certain officers and directors. Such individuals also entered into indemnity agreements (the “Indemnity Agreement”) with the Company, each of which are substantially similar to the indemnification agreements entered into by the other officers and directors in connection with the Company’s initial public offering.

The foregoing descriptions are qualified in its entirety by reference to Joinder and Indemnity Agreement, copies of which are attached hereto as Exhibit 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Promissory Note issued to Sunorange Limited, dated June 2, 2023.
10.3	Joinder to Insider Letter, dated June 2, 2023.
10.4	Form of Indemnity Agreement, dated June 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finnovate Acquisition Corp.

Date: June 5, 2023	By:	/s/ Calvin Kung
	Name:	Calvin Kung
	Title:	Chief Executive Officer

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